Exhibit 10.16

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment and Assumption Agreement”) is effective December 18, 2015 (the “Effective Date”), by and between Fortress Biotech, Inc. (“Fortress”), a Delaware corporation, and Checkpoint Therapeutics, Inc. (“Checkpoint”), a Delaware corporation.

RECITALS

WHEREAS, Fortress and Cephalon, Inc. (“Cephalon”) are parties to that certain License Agreement, dated December 18, 2015 (the “License Agreement”);

WHEREAS, pursuant to Section 11.2 of the License Agreement, Fortress may assign the License Agreement to an Affiliate (as defined in the License Agreement) of Fortress without Cephalon’s prior written consent;

WHEREAS, Checkpoint is an Affiliate of Fortress; and

WHEREAS; Fortress wishes to assign the License Agreement to Checkpoint and, in connection therewith, Checkpoint has agreed to accept such assignment and assume the obligations thereunder.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed that:

1.          Assignment. Fortress hereby sells, assigns, conveys, transfers and delivers to Checkpoint all of Fortress’ right, title, and interest in and to the License Agreement.

2.          Assumption. Checkpoint hereby accepts the foregoing assignment, and in connection therewith, Checkpoint hereby agrees to assume all of Fortress’ obligations under the License Agreement, whether arising before, at or after the Effective Date.

3.          Effective Time. The effective time of this Assignment and Assumption Agreement is 11:59pm EST on the date hereof.

4.          Counterparts; Electronic Delivery. This Assignment and Assumption Agreement may be executed in any number of counterparts with the same effect as if each of the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Assignment and Assumption Agreement. This Assignment and Assumption Agreement, to the extent signed and delivered by means of facsimile machine or via e-mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

FORTRESS BIOTECH, INC.

By:	/s/ Lindsay Rosenwald

Name:	Lindsay Rosenwald

Title:	CEO

CHECKPOINT THERAPEUTICS, INC.

By:	/s/ James Oliviero

Name:	James Oliviero

Title:	President & CEO